Exhibit 10.1

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Rackable Systems, Inc.
Date:	August 30, 2005

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated December 17, 2002 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Termination of Intellectual Property Security Agreement. The Intellectual Property Security Agreement between the Borrower and Silicon dated as of December 17, 2002 (the “Intellectual Property Security Agreement”) is hereby terminated and no longer of any force and effect. To the extent necessary, Silicon agrees to file and record promptly with the Register of Copyrights and the Commissioner of Patents and Trademarks and the Delaware Secretary of State such documents, if any, including a UCC-3 Amendment to Financing Statement, that Borrower deems reasonably necessary to terminate the security interest granted by Borrower to Silicon pursuant to the Intellectual Property Security Agreement.

2. Negative Pledge Regarding Intellectual Property. In lieu of the Intellectual Property Security Agreement, Borrower covenants and agrees that, in addition to any covenants and agreements in the Loan Agreement, Borrower agrees as follows: (i) Except for non-exclusive licenses granted by Borrower in the ordinary course of business, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower’s Intellectual Property, including, without limitation, the following: (a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (“Copyrights”); (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held; (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held; (d) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications now or hereafter existing, created, acquired or held (“Patents”); (e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks now or hereafter existing, created, acquired or held (“Trademarks”); (f) Any mask works or similar rights available for the protection of semiconductor chips, now or hereafter existing, created, acquired or held; (g) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; (h) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and (i) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and (j) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing; and (ii) It shall be an event of default under the Loan Agreement between Borrower and Silicon if there is a breach of any term of this Negative Pledge.

3. Modified Definition of Collateral. The definition of Collateral set forth in Section 2 of the Loan Agreement is hereby amended to read as follows:

2. SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Silicon a security interest in all of the following (collectively, the “Collateral”): all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (excluding, however, Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower’s books relating to any and all of the above.

4. Modified Audit Provision. The first sentence of Section 5.4 of the Loan Agreement is hereby amended to read as follows:

At reasonable times, and on one Business Day’s notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower’s books and records. The parties contemplate that no such audits will be performed while the Streamline Facility Agreement dated December 17, 2002, as amended, is in effect or as long as no Obligations remain outstanding, but nothing herein restricts Silicon’s right to conduct such audits more frequently if (i) Silicon believes that it is advisable to do so in Silicon’s good faith business judgment, or (ii) Silicon believes in good faith that a Default or Event of Default has occurred.

5. Modified Definition of Eligible Accounts. The following sentence at the end of the definition of “Eligible Accounts” set forth in Section 8 of the Loan Agreement that currently reads as follows:

The Accounts of Looksmart Ltd. and Yodllee.com will be considered Eligible Accounts provided that such Accounts satisfy the foregoing requirements to be deemed Eligible Accounts and are otherwise determined eligible for borrowing by Silicon in its good faith business judgment.

is hereby amended to read as follows, effective as of the date hereof:

The Accounts of Looksmart Ltd., Yodllee.com, Amazon.com and Shopping.com will be considered Eligible Accounts provided that such Accounts satisfy the foregoing requirements to be deemed Eligible Accounts and are otherwise determined eligible for borrowing by Silicon in its good faith business judgment.

6. Modified Concentration Limit. The sentence in the definition of “Eligible Receivables” set forth in Section 8 of the Loan Agreement that currently reads as follows:

Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Accounts outstanding; provided, however, such percentage shall be 50% with respect to Accounts for which Amazon.com is the Account Debtor.

is hereby amended to read as follows, effective as of the date hereof:

Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Accounts outstanding; provided, however, such percentage shall be 50% with respect to Accounts for which Amazon.com, Yahoo or Oracle is the Account Debtor, and such percentage shall be 60% with respect to Accounts for which Microsoft or Hewlett-Packard is the Account Debtor.

7. Modified Credit Limit. Section 1 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

1. CREDIT LIMIT

    (Section 1.1):

An amount not to exceed the following:

(A)	The lesser of:

	(i)	$20,000,000 at any one time outstanding (the “Maximum Credit Limit”); or

	(ii)	the sum of (a) and (b) below (the “Borrowering Base”):

		(a)	80% (the “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above); plus

		(b)	Loans in the aggregate principal amount outstanding of not more than

$10,000,000, provided that Loans under this subclause (ii)(b) shall only be available to Borrower as long as Borrower maintains, as of any given date, profitability of not less than $1.00 in each of the two preceding fiscal quarters.

Minus

(B)	the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of
Credit), and minus the FX Reserve, and minus all amounts for Cash Management Services utilized under the Cash Management Services Sublimit.

Silicon may, from time to time, modify the Advance Rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.

Letter of Credit Sublimit
(Section 1.6):	An amount equal to (A) the lesser of the Maximum Credit Limit or the Borrowing Base, minus (B) the
FX Reserve, and minus (C) all amounts for Cash Management Services utilized under the Cash
Management Services Sublimit, and minus (D) all outstanding Loans; provided that the total of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and the FX
Reserve, and all amounts for Cash Management Services utilized under the Cash Management
Services Sublimit may not exceed $5,000,000.

Cash Management
Sublimit:	An amount equal to (A) the lesser of the Maximum Credit Limit or the Borrowing Base, minus (B) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (C) the FX Reserve, and minus (D) all outstanding Loans; provided that the total of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and the FX Reserve, and all amounts for Cash Management Services utilized under the Cash Management Services Sublimit may not exceed $5,000,000.

Cash Management
Services:	Borrower may use up to the Cash Management Sublimit above, for Silicon’s Cash Management Services (as defined below), including, merchant services, business credit card, ACH and other services identified in the cash management services agreement related to such service (the “Cash Management Services”). Silicon may charge to Borrower’s Loan account, any amounts that may become due or owing to Silicon in connection with the Cash Management Services. Borrower agrees to execute and deliver to Silicon all standard form applications and agreements of Silicon in connection with the Cash Management Services, and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Silicon in connection with the Cash Management Services. The Cash Management Services shall terminate on the Maturity Date.

Foreign Exchange Contract
Sublimit:	An amount equal to (A) the lesser of the Maximum Credit Limit or the Borrowing Base, minus (B) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (C) all amounts for Cash Management Services utilized under the Cash Management Services Sublimit, and minus (D) all outstanding Loans; provided that the total of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and the FX Reserve, and all amounts for Cash Management Services utilized under the Cash Management Services Sublimit may not exceed $5,000,000.

FX
Reserve:	$Borrower may enter into foreign exchange forward contracts with Silicon, on its standard forms, under which Borrower commits to purchase from or sell to

Silicon a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contracts”); provided that (1) at the time the FX Forward Contract is entered into Borrower has Loans available to it under this Agreement in an amount at least equal to 10% of the amount of the FX Forward Contract; and (2) the total FX Forward Contracts at any one time outstanding may not exceed 10 times the amount of the FX Sublimit set forth above. The “FX Reserve” shall be a reserve (which shall be in addition to all other reserves) in an amount equal to 10% of the total FX Forward Contracts from time to time outstanding. Silicon may, in its discretion, terminate the FX Forward Contracts at any time that an Event of Default occurs and is continuing. Borrower shall execute all standard form applications and agreements of Silicon in connection with the FX Forward Contracts, and without limiting any of the terms of such applications and agreements, Borrower shall pay all standard fees and charges of Silicon in connection with the FX Forward Contracts.

8. Modified Maturity Date. Section 4 of the Schedule to Loan and Security Agreement is hereby amended in its entirety to read as follows:

4. MATURITY DATE

(Section 6.1):	August 30, 2006.

9. Modified Interest Rate. That portion of Section 2 of the Schedule to Loan and Security Agreement entitled “Interest Rate (Section 1.2)” is hereby amended to read as follows:

Interest Rate (Section 1.2):

A rate equal to the “Prime Rate” in effect from time to time, plus 0% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. “Prime Rate” means the rate announced from time to time by Silicon as its “prime rate;” it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

10. Modified Tangible Net Worth Financial Covenant. The Minimum Tangible Net Worth Financial Covenant set forth in Section 5 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

Minimum Tangible
Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than $40,000,000 plus (i) 60% of all consideration received after the date hereof for equity securities and subordinated debt of the Borrower, plus (ii) 50% of the Borrower’s net income in each fiscal quarter ending on or after September 30, 2005. Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

11. Modified Reporting. Section 6 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

Borrower shall provide Silicon with the following:

1.	Weekly transaction reports and schedules of collections, on Silicon’s standard form, at such time as there are outstanding Loans as well as each time Borrower requests a Loan (otherwise monthly within 30 days after the last day of each month).

2.	Quarterly accounts receivable agings, aged by invoice date, within 5 days of the Borrower filing its 10Q report with the Securities and Exchange Commission, but in no event later than 50 days after the end of each fiscal quarter of Borrower.

3.	Quarterly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within 5 days of the Borrower filing its 10Q report with the Securities and Exchange Commission, but in no event later than 50 days after the end of each fiscal quarter of Borrower.

4.	Quarterly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger, within 5 days of the Borrower filing its 10Q report with the Securities and Exchange Commission, but in no event later than 50 days after the end of each fiscal quarter of Borrower.

5.

Quarterly perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Silicon in its good faith business judgment, within 5 days of the

Borrower filing its 10Q report with the Securities and Exchange Commission, but in no event later than 50 days after the end of each fiscal quarter of Borrower.

6.	Quarterly schedule listing, by Account Debtor, Borrower’s deferred revenue accounts, within 5 days of the Borrower filing its 10Q report with the Securities and Exchange Commission, but in no event later than 50 days after the end of each fiscal quarter of Borrower.

7.	Quarterly Borrowing Base Certificate, within 5 days of the Borrower filing its 10Q report with the Securities and Exchange Commission, but in no event later than 50 days after the end of each fiscal quarter of Borrower, on Silicon’s standard form.

8.	Quarterly Compliance Certificates, within 5 days of the Borrower filing its 10Q report with the Securities and Exchange Commission, but in no event later than 50 days after the end of each fiscal quarter of Borrower, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such quarter Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

9.	Quarterly unaudited financial statements, within 5 days of the Borrower filing its 10Q report with the Securities and Exchange Commission, but in no event later than 50 days after the end of each fiscal quarter of Borrower.

10.	Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty days prior to the end of each fiscal year of Borrower.

11.	Annual audited financial statements, within 5 days of the Borrower filing its 10K report with the Securities and Exchange Commission, but in no event later than 150 days following the end of Borrower’s fiscal year, certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Silicon.

12. Modified Banking Relationship. Section 8(1) of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

(1)	Banking Relationship. Borrower shall at all times maintain its primary banking relationship with Silicon.

13. Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $15,000, which Fee shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said Fee to Borrower’s loan account.

14. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

15. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:

RACKABLE SYSTEMS, INC.		SILICON VALLEY BANK

By	/s/ Tom Barton	By	/s/ Chitra Suriyanarayanan
	President or Vice President		Title RM

By	/s/ Todd Ford
CFO